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EXHIBIT 10.11

CONSULTING AGREEMENT

        This CONSULTING AGREEMENT, dated as of March 27, 1996 (the "Agreement"), among Riverwood Holding, Inc., a Delaware corporation ("Holding"), RIC Holding, Inc., a Delaware corporation and wholly-owned subsidiary of Holding ("RIC HOLDING"), Riverwood International Corporation, a Delaware corporation ("RIC"), Riverwood International USA, Inc., a Delaware corporation to be renamed Riverwood International Corporation (the "COMPANY" and collectively with Holding, RIC Holding and RIC, the "COMPANY GROUP"), and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery of this Agreement, each member of the Company Group is entering into an Indemnification Agreement, dated as of the date hereof (the "INDEMNIFICATION AGREEMENT"), among Holding, RIC Holding, RIC, the Company, CD&R and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (capitalized terms used herein without definition being used as defined in the Indemnification Agreement);

        WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 25, 1995 (the "MERGER AGREEMENT"), among RIC Holding, CDRO Acquisition Corporation, a Delaware corporation and formerly an indirect wholly-owned subsidiary of Holding ("ACQUISITION CORP."), and RIC, Acquisition Corp. has merged with and into RIC (the "MERGER") on the date hereof, and RIC, as the surviving corporation in the Merger, thereupon succeeded to all of the rights and obligations of Acquisition Corp. and became a wholly owned subsidiary of Holding;

        WHEREAS, on the day following the date hereof, RIC will transfer substantially all of its assets (other than shares of stock of the Company) to the Company, and RIC will merge with and into RIC Holding (the "SUBSEQUENT MERGER"), and RIC Holding, as the surviving corporation in the Subsequent Merger, will thereupon succeed to all of the rights and obligations of RIC, including but not limited to all of the obligations of RIC hereunder and under the Indemnification Agreement;

        WHEREAS, CD&R has performed financial, management advisory and other services for each of Holding, RIC Holding, Acquisition Corp., RIC and the Company in connection with the Transactions, including but not limited to in connection with (I) the formation of Holding, RIC Holding, Acquisition Corp., New River Timber, Inc., a wholly-owned subsidiary of RIC Holding (the "SPC"), New River Timber, LLC, a limited liability company whose sole members are RIC Holding and the SPC, and Fiskeby Holding AB, a Swedish corporation, (II) the preparation, negotiation, execution and delivery of the Merger Agreement, the Voting Agreement and Tax Matters Agreement, (III) the preparation, negotiation, execution and delivery of the commitment, fee and engagement letters, dealer-manager and underwriting agreements, credit agreements, indentures and indenture supplements, guarantees, mortgages, pledge agreements and other security agreements, subscription, registration rights and stockholder agreements, depositary and paying agent agreements, and other agreements, instruments and documents, relating to the Tender Offers, Consent Solicitations, Senior Secured Financing, Note Offering, Equity Offering or Timber Note Offering, or otherwise relating to the Financing or the other Transactions, (IV) the preparation, filing and circulation of the Proxy Statements, the 13E-3 and related proxy materials to the stockholders of RIC and its parent Manville Corporation in connection with the Merger and the other Transactions, (V) the preparation and circulation of letters of transmittal and other materials in connection with the Tender Offers, (VI) the preparation, filing and effectiveness of registration statements and amendments thereto, and preparation and circulation of prospectuses, relating to the Consent Solicitations, Note Offering or Timber Note Offering, (VII) the preparation and circulation of information memoranda and other informational documents in connection with the Senior Secured Financing or Equity Offering, (VIII) the retention of legal, accounting, environmental, insurance, investment banking, financial and other advisors and consultants in connection with the

Transactions, and (IX) the structuring, implementation and consummation of the Transactions (such services collectively, the "TRANSACTION SERVICES");

        WHEREAS, the Company Group desires to receive financial and managerial advisory services from CD&R, and CD&R desires to provide such services to the Company Group;

        NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

        1.    Engagement.    Each member of the Company Group, jointly and severally, hereby engages CD&R as a consultant, and CD&R hereby agrees to provide financial and managerial advisory services to the Company Group, all on the terms and subject to the conditions set forth below.

        2.    Services, Etc.    (a) CD&R hereby agrees during the term of this Agreement to assist, advise and consult with the respective Boards of Directors and management of each member of the Company Group in such manner and on such business, management and financial matters, and provide such other financial and managerial advisory services, as may be reasonably requested from time to time by the Boards of Directors of each member of the Company Group, including but not limited to assistance in:

    (i)
    establishing and maintaining banking, legal and other business relationships for each such member and its subsidiaries;

    (ii)
    developing and implementing corporate and business strategy and planning for each such member and its subsidiaries, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs;

    (iii)
    arranging future debt and equity financings and refinancings; and

    (iv)
    providing professional employees to serve as directors or officers of each member of the Company Group.

        (b)  Each member of the Company Group will furnish CD&R with such information as CD&R believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the "INFORMATION"). Each member of the Company Group recognizes and confirms that (I) CD&R will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (II) CD&R does not assume responsibility for the accuracy or completeness of the Information and such other information.

        3.    Compensation; Payment of Expenses.    (a) The Company agrees to pay to CD&R, as compensation for services rendered and to be rendered by CD&R hereunder, on behalf of all members of the Company Group, a fee of $500,000 per year (the "FEE"), payable on the first day of the month in alternating monthly installments of $41,666.66 and $41,666.65 in arrears commencing on April 1, 1996. Such Fee may, in the sole discretion of a majority of the members of Holding's Board of Directors who are not affiliated with CD&R, be increased but may not be decreased without the prior written consent of CD&R. If any employee of CD&R shall be elected to serve on the Board of Directors or as an officer of any member of the Company Group (a "DESIGNATED DIRECTOR"), in consideration of the Fee being paid to CD&R, CD&R shall cause such Designated Director to waive any and all fees to which such director would otherwise be entitled as a director for any period for which the Fee or any installment thereof is paid.

        (b)  The Company shall reimburse CD&R for such reasonable travel and other out-of-pocket expenses ("EXPENSES") as may be incurred by CD&R and its employees, agents and advisors in the course or on account of rendering of any services hereunder, including but not limited to any fees and expenses of any legal, accounting or other professional advisors to CD&R engaged in connection with the services being provided hereunder and any expenses incurred by any Designated Director in connection with the performance of his duties. CD&R may submit monthly expense statements, which shall be payable within thirty days.

        4.    Term, Etc.    (a) This Agreement shall be in effect until, and shall terminate upon, the earlier to occur of (X) the tenth anniversary of the date hereof and (Y) the date on which Clayton, Dubilier & Rice Fund V Limited Partnership no longer owns any shares of the capital stock of Holding, and may be earlier terminated by either party hereto upon 30 days' prior written notice to the other party hereto. The provisions of this Agreement shall survive any termination of this Agreement, except for the provisions of Section 1, Section 2(a), the first sentence of Section 2(b) and (solely as to any portion of the Fee or any Expense not paid or reimbursed prior to such termination and not required to be paid or reimbursed thereafter pursuant to Section 4(c) hereof) Section 3 hereof.

        (b)  Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group, the successor corporation formed by such consolidation or into which such member of the Company Group is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, such member of the Company Group under this Agreement with the same effect as if such successor corporation had been a party thereto. No such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group shall have the effect of terminating this Agreement or of releasing such member of the Company Group or any such successor corporation from its obligations hereunder.

        (c)  Upon any termination of this Agreement, any accrued and unpaid installment of the Fee or portion thereof (pro rated, with respect to the month in which such termination occurs, for the portion of such month that precedes such termination), and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable), shall be immediately paid or reimbursed, as the case may be, by the Company. In the event of the liquidation of the Company, all amounts due CD&R hereunder shall be paid to CD&R before any liquidating distributions or similar payments are made to stockholders of the Company.

        5.    Indemnification.    (a) Each member of the Company Group confirms and reaffirms its obligations pursuant to the Indemnification Agreement. Without limiting the generality of the foregoing, each member of the Company Group confirms and agrees that (A) it shall indemnify, defend and hold harmless CD&R, the CD&R Fund (as defined in the Indemnification Agreement), CD&R Associates (as defined in the Indemnification Agreement), CD&R Investment Associates, Inc. ("ASSOCIATES INC."), their respective successors and assigns and each of the respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended) of CD&R, the CD&R Fund, CD&R Associates and Associates Inc. and their respective successors and assigns (collectively, "INDEMNITEES") from and against any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) (collectively, "OBLIGATIONS"), whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Transaction Services or the services contemplated hereby, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, (B) no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to a member of the Company Group or their respective security holders or creditors with respect to any Obligation in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Transaction Services or the services contemplated hereby, except to the extent that any such

Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, and (C) the rights of each Indemnitee to be indemnified under any agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee under any other agreement, document, certificate or instrument or applicable law.

        (b)  The Company hereby agrees to advance costs and expenses, including attorneys' fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any claim relating to any Obligation in advance of the final disposition of such claim within 30 days of receipt from CD&R of (I) a notice setting forth the amount of such costs and expenses (a "PAYMENT NOTICE") and (II) an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. CD&R may submit Payment Notices to the Company monthly.

        6.    Independent Contractor Status.    The parties agree that CD&R shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CD&R nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any member of the Company Group nor shall any of them have authority to contract in the name of a member of or bind any member of the Company Group, except (a) to the extent that any professional employee of CD&R may be serving as a director or an officer of a member of the Company Group pursuant to Section 2(a)(iv) hereof or (B) as expressly agreed to in writing by a member of the Company Group. Each member of the Company Group hereby acknowledges and agrees that any agreements, arrangements or understandings entered into by CD&R on behalf of Holding, RIC Holding, Acquisition Corp. or any of their respective subsidiaries prior to the date hereof in connection with the Transactions (including, but not limited to, any confidentiality agreements, agreements with brokers or finders and any arrangements relating to the Financing) shall be obligations of the respective member of the Company Group binding on it to the same extent as such obligations may be binding on CD&R, and such member of the Company Group shall fully perform, and the members of the Company Group shall indemnify and hold harmless CD&R from and against, all such obligations. Any duties of CD&R arising out of its engagement to perform services hereunder shall be owed solely to the Company Group.

        7.    Notices.    Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be in writing and shall be deemed to have been duly given and effective (I) on the date of delivery if delivered personally or (II) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, or facsimile transmission as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

      If to Holding or RIC Holding, to:

        Riverwood Holding, Inc.
        RIC Holding, Inc.
        c/o CT Corporation
        Corporation Trust Center
        1209 Orange Street
        Wilmington, Delaware 19801
        Facsimile:    (302) 655-5049
        Telephone:    (302) 658-7581

        ATTENTION: General Counsel

      If to the Company, to:

        Riverwood International Corporation
        3350 Cumberland Circle
        Suite 1400
        Atlanta, Georgia 30339
        Facsimile:    (770) 644-2929
        Telephone:    (770) 644-3000

        ATTENTION: General Counsel

      With a copy to:

        Debevoise & Plimpton
        919 Third Avenue
        New York, New York 10022
        Telephone:    (212) 909-6000
        Telecopy:    (212) 909-6836

        ATTENTION: David Brittenham, Esq.

      If to CD&R, to:

        Clayton, Dubilier & Rice, Inc.
        375 Park Avenue
        18th Floor
        New York, New York 10152
        Telephone:    (212) 407-5200
        Telecopy:    (212) 407-5252

        ATTENTION: Kevin J. Conway

      With a copy to:

        Debevoise & Plimpton
        919 Third Avenue
        New York, New York 10022
        Telephone:    (212) 909-6000
        Telecopy:    (212) 909-6836

        ATTENTION:    Franci J. Blassberg, Esq.

        8.    Entire Agreement.    This Agreement, together with the Indemnification Agreement, (A) contains the complete and entire understanding and agreement of CD&R and each member of the Company Group with respect to the subject matter hereof and (B) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the engagement of CD&R in connection with the subject matter hereof. There are no representations or warranties of CD&R in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

        9.    Headings.    The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

        10.    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

        11.    Binding Effect; Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns and to each Indemnitee, PROVIDED that none of CD&R or any member of the Company Group may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

        12.    Governing Law.    This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles or rules thereof. Each member of the Company Group and CD&R hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Each member of the Company Group and CD&R hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        13.    Waiver of Jury Trial.    Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) it understands and has considered the implications of this waiver, (C) it makes this waiver voluntarily, and (D) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 13.

        14.    Amendment; Waivers.    No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party or Indemnitee against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of a member of the Company Group, approved by resolution of the Board of Directors or the sole stockholder of such member of the Company Group). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CLAYTON, DUBILIER & RICE, INC.
By:	/s/ JOSEPH L. RICE, III Name: Joseph L. Rice, III Title: Co-President
RIVERWOOD HOLDING, INC.
By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President
RIC HOLDING, INC.
By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President
RIVERWOOD INTERNATIONAL CORPORATION
By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President
RIVERWOOD INTERNATIONAL U.S.A., INC.
By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President

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CONSULTING AGREEMENT
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